Exhibit 99.2

FINAL TRANSCRIPT

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Conference Call Transcript

OPTC - Q3 2006 Optelecom-NKF Earnings Conference Call

Event Date/Time: Nov. 06. 2006 / 10:00AM ET

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Final Transcript
CORPORATE PARTICIPANTS
Ed Ludwig
Optelecom-NKF — Chairman, President, CEO

Steve Tamburo
Optelecom-NKF — CFO

Jim Armstrong
Optelecom-NKF — COO-North American Operations
CONFERENCE CALL PARTICIPANTS
Walter Ramsley
Walrus Partners — Analyst

Richard Nesbitt
Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the third-quarter 2006 Optelecom-NKF earnings conference call. My name is [Latasha], and I will be your coordinator for today.
At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS)
I would now like to turn the presentation over to Mr. Ed Ludwig, President and Chief Executive Officer. Please proceed, sir.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Thanks, Latasha. Good morning and welcome to Optelecom-NKF’s third-quarter 2006 earnings conference call. I’m Ed Ludwig, Optelecom-NKF President and CEO. With me this morning is Steve Tamburo, our CFO. Also with us this morning are Jim Armstrong, Executive Vice President and head of North American operations, and Tom Overwijn, Executive Vice President and Managing Director of Optelecom-NKF BV in the Netherlands.
Steve, please review our Safe Harbor statement.

Steve Tamburo - Optelecom-NKF — CFO
Our earnings press release and teleconference contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements by myself, Ed Ludwig, or other members of management relating to the current expectations, beliefs, assumptions, estimates and forecasts about the business of Optelecom-NKF, the industries and markets in which we operate, and the Company’s expectations of future success in achieving its objectives. Any forward-looking statements in this teleconference are subject to a number of risks and uncertainties, including the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of Optelecom-NKF’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. More information about potential factors that could affect the Company can be found in its Form 10-K, Form 10-Q and other reports and statements filed by Optelecom-NKF with the Securities and Exchange Commission. Any information contained herein should be viewed in conjunction with our earnings press release and the accompanying financial tables.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO

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Final Transcript
Thanks, Steve, and thanks to everyone for joining us.
I will begin this call with a summary of the quarter’s activities, and then spend a few minutes talking about our strategy to continue our growth. Steve will follow with a discussion of our financials.
We returned to profitability in the third quarter as we continued the ramp-up of Siqura, our cornerstone technology platform for building integrated, IP network surveillance systems.
As we indicated during our last conference call, second-quarter results were not necessarily indicative of the general condition of our business. I’m pleased to report that sales and margins improved during the third quarter, as we had suggested they would. Revenues and profits met our internal goals, primarily as sales rebounded during the quarter. Sales of optical fibre channel technology products remained stable, even as we saw a good uptick in new IP solution sales.
Our ability to penetrate global markets for IP network video surveillance solutions was exemplified by our high-visibility contract wins in Saudi Arabia and in China for the Beijing Transit Authority. As I mentioned during our last quarterly call, not all of our contract awards can be publicized. This is because, in some instances, disclosing the name of a customer or the location of a project, or the nature of the solution provided could undermine the very purpose our technology is being deployed—to protect people and infrastructure from real threats. This was the case during the third quarter.
Our topline improvement favorably impacted our bottom line. We’re working very hard to balance necessary expenditures with our goal of delivering profitable growth. Revenue for the quarter was $10.1 million, and we posted a profit for the quarter of $396,000 or $0.11 per diluted share.
Gross margins for the second quarter were 60%. This compares with 54% for the second quarter of this year and 59% from the same quarter last year. Our gross margin improved for several reasons. During the quarter, we experienced lower levels of sales discounts than last quarter. Also, manufacturing cost went back towards historic levels, as expenses associated with bringing our product line with compliance with new ISO International rules on lead-free construction subsided.
The rapidly evolving nature of the markets we serve, the softer intensive nature of our new technology, our strategy of utilizing a consultative and supportive sales process when competing for complete systems solutions sales continues to require retooling of our sales organization. We recently added two North American regional sales managers and continue to plan to add additional sales professionals in all of our markets by the end of the year. We strongly believe that additional revenue opportunities will be available to us with more comprehensive sales coverage. And, we will continue to make improvements in our marketing and employee training programs.
During the quarter, we announced some key additions to our Siqura IP video technology platform. We introduced the i-NVR Compact. This network videorecorder processes MPEG-2 and MPEG-4 video streams directly from the network and is fully compatible with our Siqura platform. We also brought to the market the S-40 MPEG-4 video server. This space-setting unit combines an MPEG-4 video encoder with the buffer memory for prerecording of video and includes built-in video motion-detector capabilities. It features the ability to generate two different video streams from a single input, useful for creating one high-quality stream for live viewing and a lower bandwidth stream for recording or backup purposes.
We also released the latest update of our Operator Office PC software. Operator Office allows users to simultaneously view and control up to nine live individual video streams at one time. It features graphical representation of system maps with camera locations for drag-and-drop video control, and supports instant local reporting and snapshot capabilities. These latest elements add to Siqura’s flexible architecture, further enhancing our ability to meet the requirements of any video surveillance application.
Steve, please review the financials and tell us a little bit about what you’ve been working on.

Steve Tamburo - Optelecom-NKF — CFO
Thank you, Ed.

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Final Transcript
Optelecom-NKF made good progress in the third quarter. We strengthened the topline performance, and our gross margins returned to levels in line with the Company’s historic trend. Revenue was up 8% year-over-year, and on a sequential basis, revenue increased 13%. In fact, at 10.1 million, revenue for the quarter reached an all-time high for any quarter in the Company’s history.
Cost of goods sold increased to slightly over 4 million in the current quarter, a 6% increase year-over-year but a decline of 2% compared to the second quarter of 2006. The resulting gross profit was 6.1 million with a 60% gross margin for the current quarter, compared to 5.5 million and a 59% margin for the same quarter last year. This was a solid improvement on a sequential basis from last quarter’s gross profit of 4.8 million, when our gross margin was 54%.
Consolidated operating expenses were 5.1 million for the third quarter of ‘06 compared to 4.1 million during the same period in 2005. This represents an increase of $1 million or 26%. We saw increases from four primary areas, first 525,000 of additional costs in the sales and engineering functions. This increase is due to the Company’s plan to add sales staff globally, revitalize the independent representative’s network, accelerate the development of IP products, and due to additional commissions paid on sales.
Second, 175,000 of additional incentive compensation accruals. The Company accrued for the annual management and staff incentive plans during the quarter, and there was no similar accrual in the third quarter of 2005 for our U.S.-based operations., current-period accrual results from meaningful improvements in revenue and gross profit in the third quarter, along with continued success in our European operations.
Third, 130,000 of stock compensation expense. The required implementation this year of Financial Accounting Standard number 123R had a material impact on our costs. Under FAS 123R, we recognized approximately 215,000 of total expense during the quarter. 130,000 of this is classified as operating expense while 85,000 is included in the cost of goods sold.
Fourth, 90,000 of additional audits, tax and consulting-related costs—an increase in expense here resulted from an increased audit costs, costs associated with tax planning and tax compliance, costs associated with anticipated compliance of Sarbanes-Oxley Section 404, and IT-related costs.
The result was that, even as revenue increased in the third quarter and gross margins returned to more desirable levels, our operating income declined to about $1 million compared to 1.4 million last year. This decline is the result of our operating expenses outpacing our revenue improvement.
On the bottom line, our net income of 396,000, or $0.11 per share, represented an improvement from the second quarter’s loss. However, the increase in expenses I described kept us below last year’s net income of 774,000 or $0.23 per share for the third quarter of 2005.
Now, let’s take a more detailed look at the income statement in relation to our U.S. and European operations, as well as by breaking down sales of IP and fibre products, and then by evaluating sales in our two key market segments, traffic and security. First, we will discuss our results by geography. Sales in our European-based operations were 6.2 million this quarter, up from 5.5 million in the third quarter of ‘05. Gross profit margins in Europe were level at 61% in the current period, while operating expenses in Europe increased from $2.1 million to 2.5 million this quarter. This led to a modest increase in operating profit from 1.2 million in 3Q last year to 1.3 million in 3Q 2006.
Sales in our United States-based operations were just above 3.9 million this quarter, up 1% from 3.88 million in the third quarter of 2005. Gross profit margins in the U.S. improved to 58% compared to 56% in the prior period. This cost of goods sold declined slightly. The operating expenses in the U.S. increased from 2 million to 2.65 million this quarter. This resulted in a decline in operating profit from a positive 200,000 in 2005 to a loss of 400,000 this quarter.
Next, let’s look at the business by product type. In the important market transition from fibre products to IP products, we saw growth in both our IP and fibre sales, but greater growth in IP. To give you an idea, for the first nine months of 2006, our sales from IP products were approximately 13% of total sales. This compares to 11% for the first nine months of 2005, so the business is still driven by fibre sales, but the change to IP is underway. In reviewing results for our key markets of traffic and security, we find Q3 2006 revenue in security was 53% of total sales, while revenue in traffic was 40% of total sales.
In Q3 2005, revenue in security was 49% of total sales, while Q3 2005 revenue in traffic was 45% of total sales. Note, for our purposes today, I’ve combined the category of government into this category of security.
Turning to our balance sheet, total assets at September 30, ‘06 were 42 million, an increase of 3.5 million from year-end 2005. This change is attributable to several factors, including an increase in Accounts Receivable of 1.8 million, as revenue increased in the current quarter and we

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Final Transcript
posted strong sales late in the third quarter, and inventory levels increased by 870,000 as we provided additional in-stock items to meet the delivery needs of our customers.
Total liabilities at quarter end were 26 million, down from 27 million at year-end. The decline is mainly due to debt payments made during 2006.
Stockholders equity increased from 11.8 million at year-end 2005 to 16 million at the recent quarter end, an increase of 4.2 million. This increase is from 784,000 of net income in the current year, 2.4 million from the exercise of stock options and purchase of shares by employees in the employee stock purchase plan, 1.5 million of unrecognized foreign exchange gains between the euro and the U.S. dollar. These increases were partially offset by 400,000 in deferred compensation for stock issued to senior management and directors.
Finally, I’d like to outline a few of the initiatives I will be working on in my new role as CFO. First, we will continue to improve the timetable of our financial reporting to the investment community. This quarter’s earnings release and conference call occurred ahead of our schedule from last quarter, and we intend to continue this pattern. We plan to advance our quarterly conference call to the morning after our press release in the next one to two quarters.
Second, we have initiated an Information Technology system review across the organization, which we plan to complete within 90 days. This will allow us to consider unifying our management information and technology platform on a worldwide basis in 2007.
Third, we are initiating additional measures, in the next 90 days, to ensure the costs of running and investing in our business align with our 2007 operating plan. In particular, it is critical that we manage the investments in our business as we transition from being primarily a domestic provider of fiber-optic products to becoming a leading global provider of fibre and IP products.
I’m looking forward to working with Ed and the Optelecom-NKF team on the challenges ahead.
With that, I will turn the call back to you, Ed.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Thanks, Steve. It’s really great to have you on board.
Every day, 30 million surveillance cameras zoom in on America’s ports, ATMs, parking lots, railway platforms, airports, shopping malls, military bases, you name it, streaming more than 4 billion hours of footage a week, footage that, until very recently, ended up ignored, lost, or sometimes was never seen. This year and every year for some time to come, about 2 million new surveillance cameras will be brought online, each unit adding hundreds of new hours of footage that needs to be transmitted, organized, analyzed and archived. That translates into a great opportunity for companies making products that can do these jobs well.
The threat of terrorism heated up the market but it’s also the accelerating switch to additional technology that’s opening up new possibilities. Digital surveillance cameras outsold analog equipment for the first time last year, and as digital video is combined with Internet protocol technology, things start to happen. Today, our Siqura technology makes it possible for customers to configure, control, manage and monitor different security systems, including access cards, iometric systems, and video cameras, from a single console. Traditionally, each security system has its own management software and alert system. Integrated solutions let alerts triggered by different systems be consolidated, helping simplifies security management and cut costs. For people looking for intelligent, reliable systems, we are increasingly the logical choice.
Looking ahead, we’re confident about our outlook. We believe we will be able to continue to grow revenue over time at our historic organic year-over-year growth rate of 10 to 15%. We’ll achieve this by meeting our customers’ needs and providing a future vision that the market embraces. This combination will drive our growth. As I’ve said before, our growth will not be perfectly linear. The nature of our business, which has always been tied to the timing of projects over which we have little influence, will continue to follow that pattern.
While we report and are measured on our business progress on a quarterly basis, we understand that it’s important to adopt and manage a more strategic, longer-term plan. We are working hard to become a leading global provider of network, Internet protocol, Ethernet video solutions. This past quarter’s results are a step toward that goal.
In summary, in the third quarter, we returned to profitability and continued to build a strong foundation for continued growth thanks to the effort of our entire employee team.

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Final Transcript
With that, Steve, let’s open up the lines for some questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS). I show no questions in the queue. We just had two queue up now. Walter Ramsley. Please proceed.

Walter Ramsley - Walrus Partners — Analyst
Good morning. Congratulations. That’s a good quarter. I had a couple of things. I mean, Steve went through a lot of the material a little quick, so I just want to make sure I have it straight. The bonus plan that he referred to, the deferred compensation and all of that, does that plan include the option expenses and the amortization costs, or I mean what are the metrics that the Company itself is focusing on when it determines how much of a bonus to calculate?

Steve Tamburo - Optelecom-NKF — CFO
Walter, we have a couple of factors as you are aware—the stock option expense that came in this year from FAS 123R. However, the number I referred to was essentially the cash plan at fairly what I would say traditional cash incentive plan for management and others in the organization. That amounted about 200,000. The reason that came in, in the third quarter was, as you are aware, the second-quarter results were below par in terms of revenue and gross profit, so at that time, we did not accrue for that expense based on our expectation.
The current quarter revenue increased, the gross profit margin increased, and those are the primary factors the drive the incentive accrual. I will also say it’s not the total that the plan allows for, because it of course has components for the bottom-line net income.

Walter Ramsley - Walrus Partners — Analyst
Okay. That explains that one good. The goodwill amount went up about 142,000 compared to the June 30 number. Did the Company make a little acquisition or where did that amount come from?

Steve Tamburo - Optelecom-NKF — CFO
No, our only acquisition in recent history is the NKF acquisition. I believe the goodwill increased as a result of changes in foreign currency.

Walter Ramsley - Walrus Partners — Analyst
Oh, I see. Okay. Current backlog or pipeline, can you spend a minute and kind of give us (indiscernible) how that looks at this point?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Well, this is—Walter, we don’t comment on specific numbers. I’ll tell you that the pace of the business is—it’s fairly good right now.

Walter Ramsley - Walrus Partners — Analyst
That sounds good. Well, I will let somebody else go. Thanks a lot. I appreciate it.

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Final Transcript

Operator
[Richard Nesbitt].

Richard Nesbitt Analyst
Hello, Ed, Steve, Jim and Tom. I’m pleased to hear that you’ve made a return to profitability. I’m thankful for that. I had a couple of questions. Some of these recurring costs, will they continue to be this in the fourth quarter, and what are your goals for the fourth quarter (inaudible)? I can remember, about a year ago, the statement was made that, by the end of 2008, we were going to be up to 80 million in sales. Are we still on goal to hit that figure?

Steve Tamburo - Optelecom-NKF — CFO
Let’s see. There’s a couple (multiple speakers)

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
What we are currently doing—in the U.S., we are investing more in the staff, in the sales and marketing area. Globally, we are investing more in the engineering development as we seek feedback from the marketplace and we see what the products are that we have to bring into the market. So to some extent, I think, for the next little while, those expenses will stay at the level that they are at.
I’m not sure. I don’t remember what the other part of your question was, Rich.

Richard Nesbitt Analyst
The goals for the fourth quarter. I’m sure your goals are to—normally your third and fourth quarters are your best quarters.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Right, they are historically the strongest, that’s correct.

Richard Nesbitt Analyst
I’m just saying your goals for the fourth quarter are to be where they’ve been in the past? I’m not asking for a projection. I’m just saying goals.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Yes, right. Well, the third and fourth quarters are historically the strongest; I would say that is the way that is in 2006 also.

Richard Nesbitt Analyst
Right. The other thing, I can remember back, I don’t know how far back this was, but projections were, at the end of 2008, we were going to be up to 80 million in sales.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Right.

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Final Transcript

Richard Nesbitt Analyst
(multiple speakers)

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Well, remember, that was a combination of organic growth and acquisitions, okay? It wasn’t just on organic numbers because (multiple speakers)

Richard Nesbitt Analyst
Well, I understand that, I understand.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Right.

Richard Nesbitt Analyst
Okay. You know, I do have to make a comment on this. Thank you for the European sales right now, right?! (LAUGHTER)

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
You’re not the only one commenting on that! (LAUGHTER). You know, strategically, obviously, in my opinion, the combination of the two companies was very good from a number of reasons. I think, on both sides of the ocean, I think it worked out on both sides, and the technology that is being brought to the U.S. side from that transaction is what we’re trying to leverage on right now. I think that’s fairly obvious.

Steve Tamburo - Optelecom-NKF — CFO
If I could add, on the expense side, just to go back to the first part of your question, our expenses increased about $1 million, third quarter to third quarter, but as I noted, about half of that is in the sales and engineering functions. Those are specifically the areas where we are considering ourselves in transition, both in terms of adding to the sales force as well as being able to add to the product line and transition to IP. So, we are certainly going to need to continue to invest, but we’re very aware that the percentage increase we had in the third quarter outpacing revenue is certainly not the plan going forward.

Richard Nesbitt Analyst
No, I understand that, and I’ve been an investor in this company long enough and I intend to be for a long time, so I put my trust in you guys. But the one question I had—I have no problem with the sales and engineering, I have no problem—because I understand why that’s there and I’m glad that that’s meaning that the Company is moving ahead. But, under SG&A, the increase was over 500,000 and you did account for some of that. I have a question, and maybe I should know this but I don’t. Interest expense increased from 200 and—what did I see? 235,000 up to 646. Now, that increased 400,000. Is that in the SG&A?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Interest expense?

Steve Tamburo - Optelecom-NKF — CFO
Interest expense is generally included in the other expense or income line item in our press release or 10-Q.

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Final Transcript

Richard Nesbitt Analyst
Okay, so it’s not part of the SG&A additional costs?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Interest expense, No.

Richard Nesbitt Analyst
Okay, so you did have a big increase in there and I know you explained some of them, and I still didn’t come up with the increase that I see there in the SG&A. But-

Steve Tamburo - Optelecom-NKF — CFO
Well, we tried to outline them but I think, if you look at the stock expense related to FAS 123R, plus some of the incentive accruals, as well as, generally speaking, things like audit, tax and consulting-related costs, for example, the effort to comply with 404 that was underway during the year, all of those add into it. We also do have an increase. As the U.S. dollar weakens, it generally causes the expenses overseas to be translated at a higher U.S. dollar amount, so there are a number of factors going into that.

Richard Nesbitt Analyst
Right, right. No, I understand. Well, you know, I have no further questions. I just, you know, my prayer with you guys was to see this company continue to grow in the future and you are doing that. I know you had a little setback there and these unforeseen costs attributed to Sarbanes-Oxley and the stock option reporting have an effect. I realize you increased your gross profit margin to 60% from 59%, but you know, that’s 1% but that sure doesn’t cover the additional, the additional expenses. Again, I have no problem with engineering and sales marketing because if you don’t have that, then you can have the best product in the world but if you don’t put it in the market, it’s useless. But, I have no further questions. I appreciate your candidness and you were forthright in answering these questions and, you know, I will be in touch. I will be talking to you in the future. So again, congratulations! Hey, I’m still onboard!

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Right.

Richard Nesbitt Analyst
Okay? (technical difficulty)

Operator
(OPERATOR INSTRUCTIONS). Walter Ramsley.

Walter Ramsley - Walrus Partners — Analyst
Hello again. Actually, I’m following up with a question that Mr. Nesbitt just had. I think the number that he was referring to actually is the long-term liability that seems to have, for the first time on the balance sheet, be interest payable of 646,000. Could you just kind of explain what that is? I’m not quite sure what a long-term interest payable is.

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Final Transcript

Steve Tamburo - Optelecom-NKF — CFO
That’s on the balance sheet, Walter, that is the accrual for interest that’s owed to be paid on the Draka note, and the balance sheet element is simply timing. I will tell you, on the actual expense, if you look on the income statement in the third quarter, almost all of what we categorized as other expense and income is in fact interest on the debt and the note. That line item went down to just about 300,000 from 375,000, as we did have a pay-down on our NKF-related debt earlier in the year.

Jim Armstrong - Optelecom-NKF — COO-North American Operations
Walter, this is Jim Armstrong. Just to build on Steve’s point, if you recall, when we acquired NKF, there was a seller note which is payable, the interest and principle is payable after 60 months, so this is going to build up as that interest accrues.

Walter Ramsley - Walrus Partners — Analyst
Okay, so I see. So that is recognized as an expense currently but you pay it (multiple speakers)?

Jim Armstrong - Optelecom-NKF — COO-North American Operations
We do recognize the expense, and of course the payable would build until such time. (multiple speakers)

Steve Tamburo - Optelecom-NKF — CFO
Walter, just to give you the total picture then, if you take about 300,000 or a little more than that in interest on our debt that’s flowing through the third quarter, we also have about 175,000 in amortization of the intangibles, so pretax about $0.5 million in the third quarter of ‘06 related to the NKF acquisition.

Walter Ramsley - Walrus Partners — Analyst
I see you are earning your money on that one. That’s a little complicated but I think I get the picture. I’ve got another question. You mentioned the IT sales were approximately 13% of the nine-month total. Is the gross margin on that product line about the same as the fibre or what’s going to happen when the IP portion expands its contribution?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Well, this is Ed; I can comment a little bit on that. The margins vary with the type of product sold. For the communication equipment, they are pretty close to our historical levels. But ordinarily, things like recorders normally provide a lower margin. So what you’re seeing is a blend, because we have recorder sales also as a part of the IP product suite we offer, okay? But that’s the way the market is. Recorders don’t demand as high a margin as things like Codex and switches and things like that.

Walter Ramsley - Walrus Partners — Analyst
Okay, so in general, you figure 55 to 60 or-?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Yes.

Walter Ramsley - Walrus Partners — Analyst

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Final Transcript
A good target long-term?

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Yes. Honestly, you’ve got to remember, there’s also competition involved, so we are aggressive on our pricing when we have to be.

Walter Ramsley - Walrus Partners — Analyst
No, I get it. Sounds good.
Just one last thing I guess. You know, the pay down on the Notes was pretty limited in the latest quarter. It was like about 100,000 I think, based on the quick calculation I did. Do you have a bigger payment in mind in the fourth quarter or what do you figure the payments are going to be on the Note over the next whatever time period you want to talk about?

Steve Tamburo - Optelecom-NKF — CFO
Walter, we specifically haven’t set out an advanced payment schedule. We will certainly meet any of the interest obligations but it’s going to depend on operation of the business in Europe and the U.S. So there’s no specific plan today for additional paydowns, but we will continue to take a look at it and try to pay it down if we have the funds available.

Walter Ramsley - Walrus Partners — Analyst
As far as the reported tax rate goes, do you have a ballpark idea of where that might be next year?

Steve Tamburo - Optelecom-NKF — CFO
I can’t give you a specific number. I will talk a little bit about the third-quarter tax rate. If you look at what we have, it looks like about a 40% rate, which is obviously high. But you do have to keep in mind we have a blend of rates, the U.S. rate as well as our rate in the Netherlands and other countries in Europe. But overall, what we are seeing is a relatively modest bottom-line with an increase in the tax rate from intercompany sales. What that means is that we pay tax in a given country based on sales between the two entities that don’t show up on our bottom line, so that causes us an uptick in the percentage. But overall, we will see 35% or so here in the U.S., and the rate in the Netherlands will actually be dropping next year to about 25%.

Walter Ramsley - Walrus Partners — Analyst
So, maybe 30 overall? Is that reasonable to guesstimate at this point?

Steve Tamburo - Optelecom-NKF — CFO
That’s the average blended rate, and it just depends on where the sales come from. What kind of sales we have on products between the two countries is important as well in our tax rate.

Walter Ramsley - Walrus Partners — Analyst
So does that suggest that the fourth quarter might have an adjustment down to make up for the third quarter or is that—I mean, I’d haven’t done (multiple speakers)

Steve Tamburo - Optelecom-NKF — CFO

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Final Transcript
Well, not necessarily. The current rate is, on a percentage basis, higher because the bottom line is relatively low, so small increments of 50 or 100,000 move it fairly significantly. It will fluctuate each quarter depending on the projects, the geographical location of the projects and how many products are made here in the U.S. versus in the Netherlands and where there are sold to.

Walter Ramsley - Walrus Partners — Analyst
Okay, thanks a lot.

Operator
I show no further questions in the queue. I would now like to turn the call back over for closing remarks.

Ed Ludwig - Optelecom-NKF — Chairman, President, CEO
Well, thank you very much for joining us. We look forward to our next conference call when we will report the results for the entire year. Have a good day.

Operator
This concludes the presentation. You may all now disconnect. Good day.

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© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.